New York Community Bancorp, Inc. Announces Upward Revision
               of Its 2002 Diluted EPS Estimates to $2.16 - $2.18

             Reiterates 2003 Diluted EPS Estimates of $2.52 - $2.55

    WESTBURY, N.Y.--(BUSINESS WIRE)--Oct. 17, 2002--New York Community
Bancorp, Inc. (Nasdaq: NYCB) today announced that it has revised its 2002 earnings guidance upwards, and currently expects to record 2002 diluted earnings per share in the range of $2.16 to $2.18. In addition, the Company reiterated its earnings guidance for 2003, with diluted earnings per share currently expected to range from $2.52 to $2.55.
    The Company yesterday reported third quarter 2002 earnings of $60.4 million, or $0.58 per diluted share, and nine-month 2002 earnings of $164.8 million, or $1.61 per diluted share. In addition, the Company reported third quarter 2002 cash earnings of $64.3 million, or $0.61 per diluted share, and nine-month 2002 cash earnings of $190.6 million, or $1.86 per diluted share.
    New York Community Bancorp, Inc. is the holding company for New York Community Bank and the seventh largest thrift in the nation, based on market capitalization. The Bank serves its customers through a network of 109 banking offices in New York City, Long Island, Westchester County, and New Jersey, and operates through six divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank. In addition to operating the largest supermarket banking franchise in the metro New York region, with 54 in-store branches, the Bank is the largest producer of multi-family mortgage loans for portfolio in New York City.

        Forward-looking Statements and Associated Risk Factors

    This release contains certain forward-looking statements with regard to the Company's prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.
    Forward-looking statements, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results or the actual effects of its plans and strategies are inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services and loan, deposit, and investment products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing, and services.
    Specific factors that could cause future results to vary from current management expectations are detailed from time to time in the Company's SEC filings, which are available at the Company's web site, www.myNYCB.com.
    Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

    CONTACT: New York Community Bancorp, Inc.
             Investor Relations
             Ilene A. Angarola, 516/683-4420